EXHIBIT 10.3

                        CARRINGTON LABORATORIES, INC.

                    NONQUALIFIED STOCK OPTION AGREEMENT
                           WITH OUTSIDE DIRECTOR


        This Agreement, made as of __________, by and between CARRINGTON
   LABORATORIES,  INC.,  a  Texas   corporation   (the  "Company"),  and
   ______________ ("Optionee"),

                            W I T N E S S E T H:

        WHEREAS, the Company's 1995 Stock Option Plan, as amended (the "Plan"), provides that four-year, nonqualified stock options to purchase shares of the Company's Common Stock may be granted to the persons who are Outside Directors (as defined below); and

        WHEREAS, Optionee is an Outside Director, and it has been determined that such an option should be granted to him;

        NOW, THEREFORE, the Company and Optionee hereby agree as follows:

        1.   Definitions.    As  used  in  this Agreement, the following
   terms have the following meanings, respectively:

             (a)  "Affiliate"  has  the  meaning set forth in Article I,
        Section 1.02(a) of the Plan and includes any party now or hereafter coming within that definition.

             (b)  "Board" means the Board of Directors of the Company.

             (c)  "Commencement Date" means the date of this Agreement.

             (d)  "Common Stock" has the meaning set forth in Article I,
        Section 1.02(e) of the Plan.

             (e) "Expiration Date" means the date that is four (4) years from and inclusive of the date of this Agreement. (By way of example, if the date of this Agreement were June 1, 1998, the Expiration Date would be May 31, 2002.)

             (f)  "Outside  Director"  has  the  meaning  set  forth  in
        Article I, Section 1.02(n) of the Plan.
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        2.   Option.    The Company hereby grants to Optionee the option
   to purchase, on the terms hereinafter set forth, ________ shares of the Company's Common Stock at a price of $5.25 per share during the
   period   beginning  on  the  Commencement  Date  and  ending  on  the
   Expiration  Date.    Except as otherwise provided herein, this option
   shall remain effective during its entire term, regardless of whether Optionee continues to serve as an Outside Director. In the event of Optionee's death on or before the Expiration Date, the executor or administrator of Optionee's estate or anyone who shall have acquired this option by will or pursuant to the laws of descent and distribution may exercise this option at any time on or before the Expiration Date, to the extent Optionee was entitled to do so at the time of his death. Notwithstanding anything to the contrary herein, this option shall terminate immediately on the termination of Optionee's Board membership if he ceases to serve on the Board by reason of his (a) fraud or intentional misrepresentation, or (b)
   embezzlement,   misappropriation   or   conversion   of   assets   or
   opportunities of the Company or any Affiliate.

             The Stock Option Committee that administers the Plan shall have the authority to make, in its sole discretion, any and all determinations that are required to be made in connection with this Agreement regarding the reasons for or circumstances of Optionee's ceasing to serve on the Board, including but not limited to the determinations of (i) whether Optionee ceased to serve on the Board for any of the reasons set forth in clause (a) or clause (b) of the immediately preceding paragraph and (ii) what criteria or requirements, if any, should be applied in making the determinations described in clause (1) of this sentence.

        3. Exercisability. Subject to the provisions of Section 2 hereof, this option may be exercised in whole at any time, or in part from time to time, during the period beginning on the Commencement Date and ending on the Expiration Date. Notwithstanding any contrary indication in this Agreement, no fractional shares of Common Stock may be purchased upon exercise of this option.

        4. Manner of Exercise. This option may be exercised by written notice signed by the person entitled to exercise the same and delivered to the President of the Company or sent by United States registered mail addressed to the Company (for the attention of the President) at its corporate office in Irving, Texas. Such notice shall state the number of shares of Common Stock as to which this option is exercised and shall be accompanied by payment of the full purchase price of such shares, plus the amount of any federal, state or local taxes required by law to be paid or withheld in connection with such exercise.

        5.   Payment.    The  purchase  price for shares of Common Stock
   purchased upon exercise of this option shall be paid in cash or by check in United States dollars.
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        6.   Delivery  of  Shares.    Delivery  of  the  certificate  or
   certificates representing the shares of Common Stock purchased upon exercise of this option shall be made promptly after the Company's receipt of notice of exercise and payment. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this option shall be conditioned upon its receipt from the person exercising this option of any additional documents that, in the opinion of the Company and its legal counsel, are required in order to comply with any applicable law.

        7. Adjustments. In the event that, before delivery by the Company of all the shares of Common Stock in respect of which this option is granted, the Company shall have effected a Common Stock split or a dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares of Common Stock still subject to this option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased to make the aggregate purchase price for all the shares then subject to this option the same as immediately prior to such stock split, stock dividend or combination. In the event of a reclassification of the shares of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to this option.

        8. Transferability. This option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Optionee this option is exercisable only by Optionee or, if Optionee is legally incompetent, by Optionee's legal representative.

        9. Board Membership. Nothing in this Agreement confers upon Optionee any right to continue to serve as an Outside Director, nor shall this Agreement interfere in any manner with the right of the Company's shareholders to terminate Optionee's position as an Outside Director with or without cause at any time.

        10. Option Subject to Plan. By execution of this Agreement, Optionee agrees that this option and the shares of Common Stock to be received upon exercise hereof shall be governed by and subject to all applicable provisions of the Plan.
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        11.  Construction.    This  option  shall  not  be treated as an
   incentive stock option under Section 422 of the Internal Revenue Code
   of  1986,  as  amended.   This Agreement is governed by, and shall be
   construed and enforced in accordance with, the laws of the State of Texas. Words of any gender used in this Agreement shall be construed to include any other gender, unless the context requires otherwise. The headings of the various sections of this Agreement are intended for convenience of reference only and shall not be used in construing the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      CARRINGTON LABORATORIES, INC.





   By:____________________________________
       Carlton E. Turner, Ph.D., President


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                            RECORD OF EXERCISE



   DATE           NO. OF SHARES EXERCISED       INITIAL/AGREED